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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

Greater Bay Bancorp, a California Corporation

     Cupertino National Bank & Trust,
          a national banking association

     Mid-Peninsula Bank, a California
          state chartered bank

     GBB Capital I, a Delaware
          statuatory business trust